FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

SELECT COMFORT CORPORATION TO ANNOUNCE
THIRD QUARTER RESULTS

Minneapolis - (Oct. 2, 2013) - Select Comfort Corporation (NASDAQ: SCSS) will release results for the fiscal third quarter 2013 ended Sept. 28, 2013, after close of the regular trading session Oct. 16, 2013.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at more than 425 Sleep Number stores across the country, online at SleepNumber.com or via phone at (800) Sleep Number or (800) 753-3768.

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Media Contact: Gabby Nelson; (763) 551-7460; publicrelations@selectcomfort.com
Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com